Exhibit 1.1

COLONY FINANCIAL, INC.

(a Maryland corporation)

[•] Shares of Common Stock

PURCHASE AGREEMENT

Dated: September [•], 2009

COLONY FINANCIAL, INC.

(a Maryland corporation)

[•] Shares of Common Stock

(Par Value $0.01 Per Share)

PURCHASE AGREEMENT

September [•], 2009

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

UBS Securities LLC

299 Park Avenue

New York, New York 10171

as Representatives of the several Underwriters

Ladies and Gentlemen:

Colony Financial, Inc., a Maryland corporation (the “Company”) confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Goldman, Sachs & Co. (“Goldman”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and UBS Securities LLC (“UBS”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman, Morgan Stanley and UBS are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional shares of Common Stock to cover overallotments, if any. The [•] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [•] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Concurrently with the execution of this Agreement, the Company, on the one hand, and certain executive officers of the Company and certain officers of Colony Capital, LLC, a limited liability company formed under the laws of the state of Delaware (“Colony”) and affiliates of Colony, on the other hand (collectively, the “Officers”), will enter into a purchase agreement (the “Stock Purchase Agreement”) pursuant to which the Company will agree to sell to the Officers, and the Officers will agree to purchase from the Company, at a purchase price of $[•] per share, [•] shares of

Common Stock (the “Management Shares”). In addition, concurrently with the closing of the sale and purchase of the Initial Securities, the Company will enter into a management agreement (the “Management Agreement”) with Colony Financial Manager, LLC, a limited liability company formed under the laws of the state of Delaware (the “Manager”), pursuant to which the Manager will act as the manager and adviser of the Company and Colony Financial TRS, LLC, a Delaware limited liability company (the “TRS”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-160323), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. The Company has not received notice of any stop order issued under the 1933 Act suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times, the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) as of the Applicable Time and the information set forth on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [•] am/pm (Eastern time) on [•], 2009 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), each of which is specified in Schedule F hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus, each of which is specified in Schedule G hereto.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(i)(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this Section 1(a)(i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein (that information being limited to that described in the last sentence of Section 6(b) hereof).

Each preliminary prospectus delivered to the Underwriters for use in connection with the sale of the Securities complied when so filed in all material respects with the 1933 Act Regulations and each such preliminary prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, if any, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The financial and statistical information included in the Registration Statement, the General Disclosure Package and the Prospectus concerning the closed-end private equity funds disclosed under “Our Manager and the Management Agreement—Historical Performance” present fairly the information presented therein. No other financial statements are required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement, the Prospectus or the General Disclosure Package.

(iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, assets or business prospects of the Company and the Subsidiary (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or the Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiary considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has full power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi) Good Standing of TRS. The only “subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company is the TRS (the “Subsidiary”). The TRS has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the TRS is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and the Company is the sole member of the TRS.

(vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or the non-executive director stock plan referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The issued and outstanding equity interests of the TRS have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding equity interests of the TRS was issued in violation of the preemptive or other similar rights of any securityholder of the TRS.

(viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(ix) Authorization and Enforceability of Management Agreement, Stock Purchase Agreement, License Agreement, Investment Allocation Agreement and Registration Rights

Agreement. Each of the Management Agreement, the Stock Purchase Agreement, the license agreement entered into by and between the Company and Colony relating to the use of the “Colony” name and logo (the “License Agreement”), the investment allocation agreement entered into by and among the Colony, the Manager and the Company (the “Investment Allocation Agreement”) and the registration rights agreement to be entered into by and between the Company and the Officers, to be dated as of the Closing Time (the “Registration Rights Agreement,” and together with this Agreement, the Management Agreement, the Stock Purchase Agreement, the License Agreement and the Investment Allocation Agreement, the “Transaction Agreements”), has been duly authorized by the Company and, at the Closing Time, will be duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(x) Authorization and Description of Securities. The Securities and the Management Shares have been duly authorized for issuance and sale to the Underwriters or Officers, respectively, pursuant to this Agreement or the Stock Purchase Agreement, as applicable, and, when (A) the Securities have been issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein and (B) the Management Shares have been issued and delivered by the Company pursuant to the Stock Purchase Agreement against payment of the consideration set forth therein, such Securities and Management Shares, as applicable, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities and the Management Shares are not subject to the preemptive or other similar rights of any securityholder of the Company. The certificates to be used to evidence title to Securities will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Closing Time and each Date of Delivery (if any), be substantially in such form.

(xi) Absence of Defaults and Conflicts. Neither the Company nor the Subsidiary is in violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the Management Shares by the Company) and compliance by the Company with its obligations hereunder and thereunder, as applicable, has been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or the Subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their assets, properties or operations, except in the case of clause (ii) only, for any such violation that would not result in a Material Adverse Effect. As used herein, “Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Subsidiary.

(xii) Absence of Labor Dispute. No labor dispute exists involving any employee of the Company or the Manager nor, to the knowledge of the Company, is any labor dispute imminent, which, in either case, would result in a Material Adverse Effect.

(xiii) Absence of Proceedings. Except as described in the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would, if determined adversely to the Company, result in a Material Adverse Effect, or would materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in this Agreement, or the performance by the Company of its obligations hereunder.

(xiv) Accurate Disclosure. The statements in the General Disclosure Package and the Prospectus under the headings “Summary—Management Agreement,” “Summary—Operating and Regulatory Structure—REIT Qualification, “Summary—Operating and Regulatory Structure—1940 Act Exemption,” “Summary—Restrictions on Ownership and Transfer of Our Common Stock,” “Business—Operating and Regulatory Structure,” “Our Manager and the Management Agreement—Management Agreement,” “Our Management—Executive Compensation,” “Certain Relationships and Related Transactions,” “Description of Capital Stock,” “U.S. Federal Income Tax Considerations,” “ERISA Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required.

(xvi) No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xvii) Possession of Intellectual Property. The Company and the Subsidiary own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor the Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as may be required by the New York Stock Exchange (“NYSE”) or by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xix) Absence of Manipulation. None of the Company or any of its affiliates has taken, or will take, directly or indirectly, any action designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xx) Possession of Licenses and Permits. The Company and the Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business proposed in the General Disclosure Package and the Prospectus to be conducted by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi) Title to Property. The Company and the Subsidiary have good and marketable title to all real property, if any, owned by the Company and the Subsidiary and good title to all other properties, if any, owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or the Subsidiary; and all of the leases and subleases of real property, if any, material to the business of the Company and the Subsidiary, considered as one enterprise, and under which the Company or the Subsidiary holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by the Company or the Subsidiary, and neither the Company nor the Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or the Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities and the Management Shares as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor the Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Subsidiary and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Subsidiary relating to Hazardous Materials or any Environmental Laws.

(xxiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act except pursuant to the Registration Rights Agreement.

(xxv) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the Company’s inception, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated). The Company has established “disclosure controls and procedures” (as defined in Rule 13a-15 under the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time period specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement.

(xxvii) Payment of Taxes. All material United States federal income tax returns of the Company and the Subsidiary required by law to be filed have been filed in a timely manner and all such tax returns are correct and complete in all material respects and all taxes shown by such returns or otherwise due and payable, have been paid, except taxes and assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiary have filed in a timely manner all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and all such tax returns are correct and complete in all material respects, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all material taxes due, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

(xxviii) Insurance. As of the Closing Time, the Company and the Subsidiary will be entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are customary in the business in which it is engaged, and all such insurance will be in full force and effect. The Company has no reason to believe that it or the Subsidiary will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor the Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxix) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxx) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the

“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

(xxxi) Money Laundering Laws. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to the Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiii) Prior Sales of Common Stock. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock.

(xxxiv) Real Estate Investment Trust. Commencing with its taxable year ending December 31, 2009, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(xxxv) Approval of Listing. The Securities have been approved for listing on the NYSE, subject to notice of issuance.

(xxxvi) No Equity Awards. Except for grants which are subject to consummation of the offering or are otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase common stock of the Company, pursuant to an equity-based compensation plan or otherwise.

(xxxvii) Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(b) Representations and Warranties by the Manager. The Manager represents and warrants to each Underwriter, as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. The information regarding the Manager and Colony in the sections entitled “Summary—Our Company,” “Summary—Management Agreement,” “Summary—Conflicts of Interest,” “Business—Our Company,” “Business—Conflicts of Interest and Related Policies,” “Our Manager and the Management Agreement” and “Certain Relationships and Related Transactions” in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Manager Package”) is true and correct in all material respects.

(ii) Good Standing of the Manager. The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Manager is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iii) Absence of Defaults and Conflicts. The Manager is not in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or by which it may be bound, or to which any of the property or assets of the Manager is subject (collectively, “Manager’s Agreements and Instruments”), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Management Agreement, the Investment Advisory Agreement and the Investment Allocation Agreement by the Manager and compliance by the Manager with its obligations hereunder and under the Management Agreement, the Investment Advisory Agreement and the Investment Allocation Agreement have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, the Manager’s Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Manager or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations, except in the case of clause (ii) only, for any such violation that would not result in a Material Adverse Effect.

(iv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(v) Authorization and Enforceability of Management Agreement, the Investment Advisory Agreement and the Investment Allocation Agreement. Each of the Management Agreement, the Investment Advisory Agreement and the Investment Allocation Agreement has been duly authorized by the Manager and, at the Closing Time, will be duly executed and delivered by the Manager and will constitute a valid and binding agreement of the Manager enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(vi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations under this Agreement, the Management Agreement, the Investment Advisory Agreement or the Investment Allocation Agreement except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or as may be required by FINRA.

(vii) Possession of Licenses and Permits. The Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Manager with respect to the Company now conducted or proposed in the General Disclosure Package and the Prospectus to be conducted by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Manager is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(viii) Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any of its executive officers or key employees named in the General Disclosure Package (each, a “Company-Focused Professional”) plans to terminate his or her employment with the Manager or Colony, as the case may be. Neither the Manager nor, to the knowledge of the Manager, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix) Absence of Manipulation. The Manager has not taken, and will not take, directly or indirectly, any action designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x) Absence of Proceedings. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) now pending, or, to the knowledge of the Manager, threatened against or affecting the Manager that, if determined adversely to the Manager, would, individually or in the aggregate, have a Material Adverse Effect.

(xi) Access to Resources. In accordance with the Investment Advisory Agreement, the Manager will have access to the personnel and other resources of Colony necessary for the performance of the duties of the Manager set forth in the Management Agreement and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xii) Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii) Internal Controls. The Manager intends to operate under the Company’s system of internal accounting controls in order to provide reasonable assurances that (A) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or the Manager delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Manager, as applicable, to each Underwriter as to the matters covered thereby.

Section 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule C, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. In addition, in connection with the sale of the Initial Securities, the Manager agrees to pay Merrill Lynch for the account of the Underwriters, the amount per Initial Security set forth on Schedule C for each Initial Security purchased buy such Underwriter as set forth on Schedule C (the “Initial Securities Manager Offering Payment”).

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] shares of Common Stock at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. In addition, in connection with the sale of any Option Securities, the Manager agrees to pay to Merrill Lynch, for the account of the Underwriters, the amount per Option Security set forth on Schedule C for each Option Security purchased by such Underwriter set forth on Schedule C (the “Option Securities Manager Offering Payment,” and collectively with the Initial Securities Manager Offering Payment, the “Manager Offering Payments”).

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities and the payment of the Initial Securities Manager Offering Payment shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities and payment of the Option Securities Manager Offering Payment shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them and payment of the Manager Offering Payments shall be made to Merrill Lynch, for the account of the Underwriters, by wire transfer of immediately available funds to a bank designated by Merrill Lynch. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase and has authorized Merrill Lynch, for its account, to accept delivery of the Manager Offering Payments. Each of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Conditional Payment to the Underwriters. In addition to the amounts required by Section 2(a) or 2(b), as the case may be, the Company agrees to pay to Merrill Lynch, for the account of the Underwriters, an amount equal to the product of the amount per share set forth in Schedule C multiplied by the number of Securities set forth on Schedule C (the “Conditional Payment”), if during any full four calendar quarter period during the 24 full calendar quarters after the date of the Closing Time (the “Conditional Payment Period”), the Company’s Core Earnings for such four-quarter period exceeds the product of (1) the weighted average of the issue price per share of all of the Company’s offerings multiplied by the weighted average number of shares of Common Stock outstanding (including any of the Company’s restricted shares of Common Stock and other shares of Common

Stock underlying awards granted under the Company’s non-executive director stock plan or future equity incentive plans) in the four-quarter period and (2) 8.0% (such product of (1) and (2), the “Performance Hurdle Rate”). Such Conditional Payment shall not exceed, on a per share basis, 2% of the initial public offering price per share of Common Stock set forth in Schedule C. The Manager, on behalf of the Company, shall compute the Company’s Core Earnings for each full four-quarter period during the Conditional Payment Period within 45 days after the end of each calendar quarter and shall promptly deliver such computations to the Underwriters (but in no event later than the date that is 50 days after the end of each calendar quarter). In the event that the Performance Hurdle Rate has been met, the Conditional Payment shall be payable by the Company to the Underwriters by wire transfer of immediately available funds to a bank account designated by Merrill Lynch no later than the date which is five (5) business days after the date of delivery of the computations to the Underwriters. If the Performance Hurdle Rate is not met or exceeded for a full four calendar quarter period during the Conditional Payment Period, the Company’s obligation to make the Conditional Payment shall terminate.

For purposes of this Section and the Schedules attached to this Agreement:

(i) “Affiliate” means (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer, general partner or employee of such other Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such Person, and (iv) any legal entity for which such Person acts as an executive officer or general partner.

(ii) “Core Earnings” means (A) GAAP net income (loss) excluding non-cash equity compensation expense, the expenses incurred in connection with the formation of the Company and the sale of the Initial Securities (including the initial underwriting discounts and commissions received by the Underwriters from the Company, the Conditional Payment and the Manager Offering Payments, only to the extent reimbursed by the Company pursuant to the terms of the Management Agreement), any incentive fee that might be due to the Manager by the Company pursuant to the Management Agreement, real estate depreciation and amortization (to the extent that the Company forecloses on any properties underlying its target assets); (B) excluding any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income; and (C) adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between the Manager and the Independent Directors and after approval by a majority of the Independent Directors.

(iii) “Independent Director” means a member of the Board of Directors of the Company who is not an officer or employee of the Manager or any Affiliate thereof and who otherwise is “independent” in accordance with the rules of the NYSE or such other securities exchange on which the shares of Common Stock may be listed.

(iv) “Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

(e) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates, if any, for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

Section 3. Covenants of the Company and the Manager.

(i) The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(i)(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, make every reasonable effort to obtain the lifting thereof as soon as possible.

(b) Filing of Amendments and 1934 Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company will give the Representatives notice of its intention to make any filings pursuant to the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) from the execution of this Agreement to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, upon request, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered (or but for the exception afforded by Rule 172 would be required to be delivered) under the 1933 Act in connection with sales of the Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required (or but for the exception afforded by Rule 172 would be required to be delivered) by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(i)(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Representatives, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed that shall satisfy the provisions of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities and the Management Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the NYSE.

(j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, Goldman Sachs and Morgan Stanley, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing (except for a registration statement on Form S-8 relating to the Company’s non-executive director stock plan) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the Management Shares or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to the non-executive director stock plan referred to in the Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered (or but for the exception afforded by Rule 172 would be required to be delivered) under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “Issuer Free Writing Prospectus,” or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(m) Absence of Manipulation. Except as contemplated herein or in the General Disclosure Package and the Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(n) Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2009, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(o) Sarbanes-Oxley. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(ii) The Manager covenants with each Underwriter as follows:

(a) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Manager will not, without the prior written consent of Merrill Lynch, Goldman Sachs and Morgan Stanley, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (a) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b) Absence of Manipulation. The Manager will not take, directly or indirectly, any actions designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

Section 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(i)(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, except that the lodging, airfare and incidental expenses of employees of the Underwriters shall be the responsibility of the Underwriters, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE. Except as explicitly provided in this Section 4(a), Section 4(b), Section 6 and Section 7, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Manager contained herein as of the date hereof, the Applicable Time, the Closing Time and each Date of Delivery (if any), or in certificates of any officer of the Company or the Manager delivered pursuant to the provisions hereof, to the performance by the Company and the Manager of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for Company and the Manager. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Hogan & Hartson LLP, counsel for the Company and the Manager, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Tax Opinion. At the Closing Time, the Representatives shall have received a tax opinion, dated as of the Closing Time, of Hogan & Hartson LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. The Representatives shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Time, with respect to the incorporation of the Company, the validity of the Securities delivered on such Closing Time, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by Maryland law, upon the opinion of Hogan & Hartson LLP referred to in Section 5(b) above. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Manager and certificates of public officials.

(e) Company Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate, dated as of the Closing Time, of the chief executive officer, president or vice president of the Company and the chief financial or chief accounting officer of the Company to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) Manager Officers’ Certificate. The Representatives shall have received a certificate of the chief executive officer, president or vice president of the Manager and the chief financial officer (or persons having equivalent functions) of the Manager, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Manager in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received (i) an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto and (ii) an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

(l) Private Placement Closing. The Company shall have issued and sold the Management Shares to the Officers.

(m) Initial Securities Manager Offering Payment. The Manager has paid to Merrill Lynch for the account of the Underwriters the Initial Securities Manager Offering Payment as set forth in Section 2(a) hereof.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Manager contained herein and the statements in any certificates furnished by the Company or the Manager hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Company Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer, president or vice president of the Company and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Manager Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer, president or vice president of the Manager and the chief financial officer (or persons having equivalent functions) of the Manager confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company and the Manager. An opinion of Hogan & Hartson LLP, counsel for the Company and the Manager, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Tax Opinion. A tax opinion of Hogan & Hartson LLP, counsel for the Company and the Manager, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Counsel for Underwriters. The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(vii) Option Securities Manager Offering Payment. The Manager has paid to Merrill Lynch for the account of the Underwriters the Option Securities Manager Offering Payment as set forth in Section 2(b) hereof.

(o) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

Section 6. Indemnification.

(a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. It being understood and agreed that the only such information furnished by any Underwriter consists of the sixteenth, seventeenth, eighteenth and nineteenth paragraphs under the caption “Underwriting.”

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Subsidiary or the Manager submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or the Manager and (ii) delivery of and payment for the Securities.

Section 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or General Disclosure Package, any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Manager.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of a Date of Delivery occurring after the Closing Time, that does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., One Bryant Park, New York, New York 10036, Attention of Syndicate Department with a copy to ECM Legal, Goldman, Sachs & Co., 85 Broad Street, 23rd Floor, New York, New York 10004, facsimile (212) 902-3000, Attention: Registration Department, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk and UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Syndicate Department; notices to the Company or the Manager shall be directed to them at 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067, facsimile: 310-407-7416, Attention: Joy Mallory.

Section 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Manager and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. No Advisory or Fiduciary Relationship. Each of the Company and the Manager acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Manager, or their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Manager with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Manager on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company or the Manager, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Manager has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) by and among the Company, the Manager and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Manager and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Underwriters and the Company and the Manager in accordance with its terms.

Very truly yours, COLONY FINANCIAL, INC.

By
Name:
Title:

COLONY FINANCIAL MANAGER, LLC

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

GOLDMAN, SACHS & CO.

By
Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By
Authorized Signatory

UBS SECURITIES LLC

By
Authorized Signatory

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman Sachs & Co.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Calyon Securities (USA) Inc.
HSBC Securities (USA) Inc.
JMP Securities LLC
Keefe, Bruyette & Woods, Inc.
RBC Capital Markets Corporation
Total

Sch. A-1

SCHEDULE B

1.	The initial public offering price per share for the Securities is $[•].

2.	The number of shares of the Securities purchased by the Underwriters is $[•].

Sch. B-1

SCHEDULE C

COLONY FINANCIAL, INC.

[•] Shares of Common Stock

(Par Value $0.01 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $[•].

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the initial public offering price set forth above less $[•] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

3. The Manager Offering Payments as described in Sections 2(a) and 2(b) shall be $[•] per share for [•] of the Initial Securities purchased plus any Option Securities.

4. The Conditional Payment to be made by the Company to Merrill Lynch, for the account of the Underwriters, in the event conditions set forth in Section 2(d) are satisfied, shall be $[•] per share for [•] of the Initial Securities purchased plus any Option Securities.

Sch. C-1

SCHEDULE D

Thomas J. Barrack, Jr.

Richard B. Saltzman

Darren J. Tangen

Kevin P. Traenkle

George G.C. Parker

John A. Somers

John L. Steffens

Ronald M. Sanders

Sch. D-1

SCHEDULE E

[PERSONS PURCHASING MANAGEMENT SHARES]

Sch. E-1

SCHEDULE F

“Issuer General Use Free Writing Prospectus” includes the following document:

The Company’s Free Writing Prospectus, dated September 23, 2009.

Sch. F-1

SCHEDULE G

[EACH ISSUER LIMITED USE FREE WRITING PROSPECTUS]

Sch. G-1

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland. The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus. The Company is authorized to transact business as a foreign corporation in the respective states specified in Annex I attached to this opinion as of the respective dates listed therein.

(b) The TRS has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The TRS has the limited liability company power to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus.

(c) The Manager has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Manager has the limited liability company power to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus. The Manager is authorized to transact business as a foreign limited liability company in the respective states specified in Annex II attached to this opinion as of the respective dates listed therein.

(d) The authorized, issued and outstanding capital stock of the Company, as of [•], 2009, is as set forth under the caption “Capitalization” in the General Disclosure Package and the Prospectus. All shares of common stock of the Company shown as issued and outstanding under said caption are duly authorized and, assuming the receipt of consideration therefore as provided in resolutions of the Company’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and non-assessable. To our knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or subscribe for, any shares of stock or other securities of the Company, except as described in the General Disclosure Package and the Prospectus. No holder of outstanding shares of common stock of the Company has any statutory preemptive right under the MGCL or, to our knowledge, any contractual right to subscribe for any securities of the Company.

(e) The Management Shares to be issued pursuant to the Stock Purchase Agreement have been duly authorized and, when issued in accordance with the provisions of the Stock Purchase Agreement, the Management Shares will be validly issued, fully paid and non-assessable. The form of certificate evidencing the Management Shares complies with the requirements of Section 2-211 of the MGCL.

(f) The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Manager.

(g) The Management Agreement, the Investment Allocation Agreement, the Stock Purchase Agreement, the License Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and each Transaction Document constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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(h) Each of the Management Agreement, Investment Allocation Agreement and the Investment Advisory Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

(i) The Securities to be issued pursuant to the Purchase Agreement have been duly authorized and, when issued in accordance with the provisions of the Purchase Agreement, the Securities will be validly issued, fully paid and non-assessable. The form of certificate evidencing the Securities complies with the requirements of Section 2-211 of the MGCL. The Securities conform as to legal matters in all material respects to the description thereof set forth in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock.”

(j) Based solely upon telephone communication between an attorney of this firm and a member of the SEC staff, the Registration Statement has become effective under the 1933 Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the SEC. The required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the 1933 Act have been made in the manner and within the time period required by Rule 424(b).

(k) The Registration Statement, at the time that it became effective, the Preliminary Prospectus and the Prospectus, each as of their respective dates, (except for the financial statements and supporting schedules included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the applicable 1933 Act Regulations.

(l) The information in the General Disclosure Package and the Prospectus under “Description of Capital Stock,” “Business—Operating and Regulatory Structure—1940 Act Exemption,” “Certain Provisions of Maryland Law and Our Charter And Bylaws,” “Our Manager and the Management Agreement—Management Agreement,” and in Item 34 to Part II of the Registration Statement, to the extent that such information constitutes summaries of certain provisions of the documents referred to therein, has been reviewed by us and is accurate in all material respects, and insofar as such information constitutes summaries of matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects.

(m) No approval or consent of, or registration or filing with, any federal government agency or any Maryland or Delaware governmental agency, as applicable, is required to be obtained or made by the Company (with respect to Maryland), or the Manager (with respect to Delaware) under Applicable Federal Law or Applicable State Law in connection with the execution, delivery and performance on the date hereof by the Company of the Purchase Agreement.

(n) The Company is not and, solely after giving effect to the offering and sale of the Securities and the Management Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of the 1940 Act.

(o) The execution, delivery and performance on the date hereof by the Company and the Manager of their respective obligations under the Purchase Agreement and the Transaction Documents, as applicable, do not (i) violate the Charter or Bylaws of the Company or the limited liability company agreement of the Manager, as applicable (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law or (iii) breach or constitute a default under any agreement or contract

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filed as an exhibit to the Registration Statement (except that we express no opinion with respect any matters that would require a mathematical calculation or a financial or accounting determination).

(p) Except as set forth in the Prospectus and pursuant to the Registration Rights Agreement, to our knowledge, there are no holders of any securities of the Company who, by reason of the execution, delivery or performance of the Purchase Agreement on the date hereof by the Company, have the right to require the Company to register securities held by them under the 1933 Act.

(q) The Securities have been authorized for listing by the New York Stock Exchange.

(r) Based upon and assuming the accuracy of the representations and warranties, and assuming compliance with the covenants and agreements, of the parties thereto contained in the Stock Purchase Agreement, the offer, sale and delivery of the Management Shares by the Company to the purchasers in accordance with the Stock Purchase Agreement are not required to be registered under the 1933 Act; it being understood that no opinion is expressed herein as to any reoffer or resale of the Management Shares subsequent to such offer, sale and delivery thereof by the Company to the purchasers.

Negative Assurance Letter

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) the Pricing Disclosure Package, as of the Applicable Time, (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iv) there are any legal or governmental proceedings pending or threatened against the Company or the Manager that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package, or the Prospectus, other than those disclosed therein.

provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data contained in or omitted from the Registration Statement, the Pricing Disclosure Package, or the Prospectus.

A-1-3

Exhibit A-2

FORM OF TAX OPINION

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

Based on and subject to the foregoing, the other qualifications and assumptions set forth herein and such examination of law as we have deemed necessary or appropriate, we are of the opinion that:

(i) the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and the Company’s current organization and proposed method of operation (as described in the Prospectus, and the Management Representation Letter) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2009 and for future taxable years; and

(ii) the portions of the discussions in the Prospectus under the captions “Business—Operating and Regulatory Structure—REIT Qualification” and “U.S. Federal Income Tax Considerations” that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

A-2-1

Exhibit B

[•], 2009

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

UBS Securities LLC

299 Park Avenue

New York, New York 10171

as Representatives of the several Underwriters

Re:	Proposed Public Offering by Colony Financial, Inc.

Dear Sirs:

The undersigned, a stockholder and/or an officer and/or director of Colony Financial, Inc., a Maryland corporation (the “Company”), and/or an officer of Colony Financial Manager, LLC, a limited liability company formed under the laws of the state of Delaware (the “Manager”) and/or an officer of Colony Capital, LLC, a limited liability company formed under the laws of the state of Delaware, or its affiliates (“Colony”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Goldman, Sachs & Co. (“Goldman”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”), UBS Securities LLC (“UBS”) and each of the other Underwriters named in Schedule A of the Purchase Agreement (collectively, the “Underwriters”), for whom Merrill Lynch ,Goldman, Morgan Stanley and UBS are acting as representatives (in such capacity, the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Manager providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or director of the Company and/or an officer of the Manager and/or an officer of Colony, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, Goldman Sachs and Morgan Stanley, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or announces material news or a material event occurs during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of material news or a material event, as applicable, unless Merrill Lynch, Goldman Sachs and Morgan Stanley waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch, Goldman Sachs and Morgan Stanley to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended in accordance with this lock-up agreement, the “Lock-Up Period”) has expired.

The undersigned’s acquisition or exercise of any stock option issued by the Company pursuant to the Company’s Non-Executive Director Stock Plan (as in effect on the date hereof) shall not be subject to this lock-up agreement; provided, however, that any Lock-Up Securities received upon the exercise of any such option will also be subject to this lock-up agreement. A transfer of the Lock-Up Securities by gift, will or intestacy to a family member, affiliate or trust may be made, but only to the extent the transferee agrees to be bound in writing by the terms of this lock-up agreement prior to such transfer, provided, however, that no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exhibit C

[•], 2009

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

UBS Securities LLC

299 Park Avenue

New York, New York 10171

as Representatives of the several Underwriters

Re:	Proposed Public Offering by Colony Financial, Inc.

Dear Sirs:

The undersigned, a stockholder and/or an officer and/or director of Colony Financial, Inc., a Maryland corporation (the “Company”), and/or an officer of Colony Financial Manager, LLC, a limited liability company formed under the laws of the state of Delaware (the “Manager”) and/or an officer of Colony Capital, LLC, a limited liability company formed under the laws of the state of Delaware, or its affiliates (“Colony”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Goldman, Sachs & Co. (“Goldman”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”), UBS Securities LLC (“UBS”) and each of the other Underwriters named in Schedule A of the Purchase Agreement (collectively, the “Underwriters”), for whom Merrill Lynch, Goldman, Morgan Stanley and UBS are acting as representatives (in such capacity, the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Manager providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Concurrently with the public offering of the Company’s Common Stock, the undersigned will enter into a purchase agreement (the “Stock Purchase Agreement”) with the Company, pursuant to which the undersigned will agree to purchase from the Company shares of Common Stock in a private offering (the “Management Shares”). As an inducement to the Underwriters to execute the purchase Agreement, the undersigned agrees with each Underwriter that, during a period of one year from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, Goldman Sachs and Morgan Stanley, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Management Shares or any securities convertible into or exchangeable or exercisable for shares of the Management Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power

C-1

of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of the Management Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the one year lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the one year lock-up period, the Company announces that it will release earnings results or announces material news or a material event occurs during the 16-day period beginning on the last day of the one year lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of material news or a material event, as applicable, unless Merrill Lynch, Goldman Sachs and Morgan Stanley waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the one year lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch, Goldman Sachs and Morgan Stanley to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial one year lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the one year lock-up period (as may have been extended in accordance with this lock-up agreement, the “Lock-Up Period”) has expired.

A transfer of the Lock-Up Securities by gift, will or intestacy to a family member, affiliate or trust may be made, but only to the extent the transferee agrees to be bound in writing by the terms of this lock-up agreement prior to such transfer, provided, however, that no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

C-2

Very truly yours,

Signature:

Print Name:

C-3